Exhibit 99.1

WFS FINANCIAL INC

CERTIFICATION OF CEO AND CFO

In connection with the Quarterly Report of WFS Financial Inc (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, to the best of their knowledge and belief and pursuant to 18 U.S.C., Chapter 63, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing Certification is incorporated solely for purposes of complying the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

WFS FINANCIAL INC

/s/ Thomas A. Wolfe Thomas A. Wolfe President and Chief Executive Officer

/s/ Lee A. Whatcott Lee A. Whatcott Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)